EXHIBIT 6


                                                               EXECUTION COPY



                        PUT AND CALL OPTION AGREEMENT

                         dated as of August 20, 2004

                                   between

         DEUTSCHE BANK AG - LONDON acting through DB ADVISORS, L.L.C.

                                     and

                             ESSAR GLOBAL LIMITED

           PUT AND CALL OPTION AGREEMENT, dated as of August 20, 2004 (this "Agreement"), between DEUTSCHE BANK AG - LONDON acting through DB ADVISORS, L.L.C. (the "Put Holder"), and ESSAR GLOBAL LIMITED (the "Call Holder").

           WHEREAS, (a) pursuant to the Note and Warrant Purchase Agreement, dated as of November 5, 2003, by and among Aegis Communications Group,
 Inc. (the "Company"), the Put Holder and the Call Holder (the "Purchase Agreement", except as otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined), the Put Holder is the record and beneficial owner of 263,303,304 Warrants to purchase shares of duly authorized, validly issued, fully paid and nonassessable Common Stock and the Call Holder is the record and beneficial owner of 264,358,628 shares of duly authorized, validly issued, fully paid and nonassessable Common Stock, and (b) the Put Holder desires to exercise such Warrants in accordance with the terms thereof and subject to the terms of this Agreement;

           WHEREAS, the Put Holder owns and holds a Second Amended and Restated Secured Promissory Note in the principal sum of $9,170,266.41 issued by the Company to the Put Holder on March 30, 2004 (the "Note");

           WHEREAS, the Company, the Put Holder, the Call Holder and certain other stockholders of the Company's Common Stock are parties to a Stockholders Agreement dated as of November 5, 2003 (the "Stockholders Agreement"), pursuant to which the Put Holder is entitled to designate the DB Designees (as defined below) to the Board (as defined in the Stockholders Agreement);

           WHEREAS, the Put Holder desires (a) after exercise of its Warrants, the right to put 150,000,000 shares of Common Stock (as such number of shares may be adjusted pursuant to Section 8.03, the "Shares") to the Call Holder; (b) the right to put 80% of the then outstanding debt represented by the Note (plus accrued interest) to the Call Holder; (c) after exercise of its Warrants, to grant the Call Holder the right to call the Shares; and (d) to assign its right to designate the DB Designees (as defined in the Stockholders Agreement) to the Company, all on the terms and conditions set forth herein; and

           WHEREAS, the Call Holder desires to (a) secure its obligations under the Put Options (as defined below) by collateral provided by Prime (as defined below) pursuant to the terms of the Pledge Agreement by Prime (as defined below), and acknowledges that execution of this Agreement and the Pledge Agreement and receipt of a legal opinion that the Pledge Agreement is a legal, valid and binding obligation of Prime under Indian law, in form reasonably acceptable to the Put Holder, are conditions precedent to the exercise of the Put Holder's Warrants and (b) upon an Event of Default, assign its right to designate the Essar Designees (as defined below) to the Company, all on the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS


           SECTION 1.01  Definitions
                         -----------

              Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

           "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

           "Bankruptcy" means that the Company or any of its Affiliates shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Affiliates seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Company or any of its Affiliates shall take any corporate action to authorize any of the actions set forth above.

           "Business Day" means a day of the year on which banks are not required or authorized by law to close in the City of New York.

           "control", "controlled by", and "under common control with" means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.

           "Corporate Restructuring" means any of the following actions by the Company: (a) consolidation with or merger into another Person; (b) sale of all or substantially all of the Company's assets; (c) sale of shares representing more than 30% of the fully diluted Common Stock immediately prior to such transaction (other than upon exercise of any of the Warrants), inclusive of the sale of shares in connection with the acquisition of certain assets from or merger with ETQ ("ETQ"), an Affiliate of the Call Holder, which sale shall not represent more than 15% of the fully diluted Common Stock immediately prior to such transaction (for the avoidance of doubt, the 15% of the fully diluted Common Stock limit on the acquisition of certain assets from ETQ assumes that there is no assumption of debt or cash consideration paid for the acquisition of such assets in addition to Common Stock); (d) payment of any cash dividend on any of the Company's outstanding stock (whether common or preferred); (e) the issuance of any equity securities to any Affiliate of the Company or the Call Holder other than to ETQ as described in clause (c) above; (f) any other recapitalization transaction involving the Company; or (g) any other business combination involving the Company (including any asset acquisition by the Company) other than a business combination with ETQ as described in clause (c) above.

           "DB Designees" has the meaning ascribed to such term in the Stockholders Agreement.

           "Essar Designees" has the meaning ascribed to such term in the Stockholders Agreement.

           "Event of Default" means an Event of Default as defined in the Pledge Agreement or a default by the Call Holder of any of its obligations hereunder.

           "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

           "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

           "Person" means an individual, partnership (whether general or limited), corporation (including a business trust), joint stock company, trust, custodian, nominee, estate, joint venture, association, limited liability company or other entity, or a government or any political subdivision or agency thereof.

           "Pledge Agreement" means the Pledge of Shares, dated as of the date hereof, by Prime as Pledgor and Deutsche Bank AG - London as the Pledgee.

           "Prime" means Prime Finance Limited, a company organized under the laws of Mauritius.


                                 ARTICLE II

                             EXERCISE OF WARRANTS


           SECTION 2.01  Exercise of Put Holder's Warrants.
                         ---------------------------------

             The Put Holder, acting through DB Advisors, shall exercise all 263,303,304 of its Warrants on the date hereof upon the execution of this Agreement by the Call Holder, the execution of the Pledge Agreement by Prime and receipt of a legal opinion reasonably acceptable to the Put Holder that the Pledge Agreement is a legal, valid and binding obligation of Prime under Indian law. The exercise of the Put Holder's Warrants shall be pursuant to
 Section 2(a)(i) of the Put Holder's Warrants which requires surrender of such Warrants along with the notice of exercise duly completed and executed at the principal office of the Company and payment to the Company by wire transfer to the account designated by the Company of an amount equal to the applicable exercise price multiplied by the number of shares being purchased.


                                 ARTICLE III

                               THE PUT OPTIONS


           SECTION 3.01  Grant of the Share Put Option.
                         -----------------------------

             Subject to the exercise of the Put Holder's Warrants pursuant to Section 2.01 hereof, the Call Holder hereby grants to the Put Holder the right, and not the obligation, to require the Call Holder to purchase the Shares upon the terms and conditions set forth in this Article III (the "Share Put Option"). The Share Put Option shall be exercisable in whole or in part by the Put Holder at any time during the period starting on the earlier of (a) March 31, 2005, (b) the Call Holder selling the Common Stock in violation of Section 8.06 of this Agreement or (c) the date of any Bankruptcy or Corporate Restructuring and, in any event, ending at 11:59 p.m. New York City time on December 31, 2005 (the "Share Put Exercise Period").


           SECTION 3.02  Share Put Option Exercise Price.
                         -------------------------------

             Subject to adjustment pursuant to Section 8.04, the price per share to be paid for the Shares pursuant to the exercise of the Share Put Option shall be $0.01 per share (the "Share Put Option Exercise Price").


           SECTION 3.03  Grant of the Debt Put Option.
                         ----------------------------

             The Call Holder hereby grants to the Put Holder the right, and not the obligation, to require the Call Holder to purchase 80% of the then outstanding debt represented by the Note (including accrued interest) (the "Debt") upon the terms and conditions set forth in this Article III (the "Debt Put Option", and the Share Put Option and the Debt Put Option together, the "Put Options"). The Debt Put Option shall be exercisable in whole or in part by the Put Holder at any time during the period starting on the earlier of (a) December 1, 2004, (b) the Call Holder selling the Common Stock in violation of Section 8.06 of this Agreement or (c) the date of any Bankruptcy or Corporate Restructuring and, in any event, ending at 11:59 p.m. New York City time on December 31, 2005 (the "Debt Put Exercise Period", and either the Debt Put Exercise Period or the Share Put Exercise Period, as applicable, a "Put Exercise Period").


           SECTION 3.04  Debt Put Option Exercise Price.
                         ------------------------------

             The price to be paid for the Debt pursuant to the exercise of the Debt Put Option shall be the product of (a) 0.8 multiplied by (b) the sum of (i) the outstanding principal amount of the Note as of the applicable Debt Put Exercise Date plus (ii) the accrued but unpaid interest on the outstanding principal amount of the Note as of such Debt Put Exercise Date (the "Debt Put Option Exercise Price").


           SECTION 3.05  Put Options Procedure.
                         ---------------------

              The Put Holder may exercise the Put Options by providing written notice to the Call Holder (a "Put Notice") at any time during the applicable Put Exercise Period (the date of such Put Notice being the "Put Exercise Date"). Such Put Notice shall constitute an irrevocable offer by the Put Holder to exercise its applicable Put Option and sell the Shares or the Debt referred to in such Put Notice. Upon receipt of a Put Notice, the Call Holder shall be obligated to purchase the Shares or the Debt that the Put Holder shall have elected the Call Holder to purchase pursuant to the terms of this Article III.


           SECTION 3.06  Put Options Closing.
                         -------------------

              Completion of the sale and purchase of the Shares or the Debt, following the exercise of the applicable Put Option, shall take place no later than ten Business Days after the Put Exercise Date thereof (the "Put Closing"). At the Put Closing and upon payment of the Share Put Option Exercise Price or the Debt Put Option Exercise Price, as the case may be, the Put Holder shall deliver to the Call Holder or to one or more assignees or substitute purchasers designated by it, (a) in the case of a Put Closing in connection with a Share Put Option, certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer or (b) in the case of a Put Closing in connection with a Debt Put Option, a promissory note executed on behalf of the Company and payable to the Call Holder in the principal amount of the Debt with a like maturity date, interest rate and tenor as that of the Note. The Share Put Option Exercise Price or the Debt Put Option Exercise Price, as the case may be, shall be payable to the Put Holder in cash in U.S. dollars by wire transfer of immediately available funds to an account or accounts, as appropriate, designated in writing by the Put Holder to the Call Holder not less than two Business Days prior to the Put Closing. Failure to pay the Share Put Option Exercise Price or the Debt Put Option Exercise Price pursuant to this Section 3.06 shall be deemed an event of default under this Agreement and the Pledge Agreement.


                                 ARTICLE IV

                           SECURITY FOR PUT OPTIONS


           SECTION 4.01  Security for Put Options.
                         ------------------------

             The prompt and complete performance and payment, when due, of the obligations of the Call Holder to purchase the Shares and the Debt under the Put Options shall be fully secured by a pledge of collateral as is set forth in the Pledge Agreement. The obligation of the Put Holder to exercise its Warrants pursuant to Section 2.01 shall be subject to the execution of this Agreement, the Pledge Agreement and such other documents and other papers that may be required in connection with the Pledge Agreement.


                                  ARTICLE V

                               THE CALL OPTION


           SECTION 5.01   (a) Grant of the Call Option.
                              ------------------------

              Subject to the exercise of the Put Holder's Warrants pursuant to Section 2.01 hereof, the Put Holder hereby grants to the Call Holder the right, and not the obligation, to purchase the Shares upon the terms and conditions set forth in this Article V (the "Call Option"). Provided that the Share Put Option has not been previously exercised, and subject to adjustment pursuant to Section 8.03, the Call Option shall be exercisable in whole or in part by the Call Holder at any time during any of the following periods (each, a "Call Exercise Period") as follows:

           (i) during the Call Exercise Period starting December 15, 2004 and ending at 11:59 p.m. New York City time on December 31, 2004, the price per share for the Shares to be paid pursuant to the Call Option (the "Call Price") shall be $0.015 per share;

           (ii) during the Call Exercise Period starting January 1, 2005 and ending at 11:59 p.m. New York City time on March 31, 2005, the Call Price shall be $0.0175 per share; and

           (iii) during the Call Exercise Period starting April 1, 2005 and ending at 11:59 p.m. New York City time on December 31, 2005, subject to Section 5.01(b), the Call Price shall be the arithmetic average of the daily closing market price of a share of Common Stock over the period of the 30 trading days immediately preceding the Call Exercise Date (the "Average Market Price").

           (b)  Bona Fide Offers.

             If, at any time during the Call Exercise Period described in
 Section 5.01(a)(iii), the Call Holder delivers a Call Notice to the Put Holder, the Put Holder may, on or prior to the fifth Business Day after receipt of such Call Notice, deliver a written notice to the Call Holder setting forth (i) the existence of a bona fide offer from a third party to purchase the Shares, (ii) the purchase price to be paid for the Shares by such third party and (iii) an offer to sell the Shares to the Call Holder at such purchase price (the "Offer Notice"). If the Call Holder notifies the Put Holder in writing, on or prior to the fifth Business Day after receipt of the Offer Notice, that it agrees to purchase the Shares at the purchase price specified in the Offer Notice (the "Acceptance Notice"), the Put Holder shall sell the Shares to the Call Holder at such price (such price to be deemed the "Call Price" for purposes of Section 5.03) and the Call Holder shall have 30 calendar days following delivery of its Acceptance Notice to complete the purchase of the Shares (the date of such completion of the purchase to be deemed the "Call Closing" for purposes of Section 5.03) pursuant to the terms of Section 5.03, mutatis mutandis. If the Call Holder does not deliver an Acceptance Notice to the Put Holder on or prior to the fifth Business Day after its receipt of the Offer Notice, the Put Holder may sell the Shares to the third party making such bona fide offer at the purchase price specified in the Offer Notice provided that such sale is consummated on or prior to the 45th calendar day after the failure of the Call Holder to deliver an Acceptance Notice within the requisite time period. If the Put Holder has not consummated the sale of the Shares to such third party within such time period, the Call Holder shall have the right to exercise its Call Option with respect to the Shares in accordance with the terms of this Article V, provided, that, notwithstanding anything to the contrary herein, the Call Price for the Shares shall be the lesser of
 (i) the Average Market Price on the Call Exercise Date, (ii) the Average Market Price on the 45th calendar day after the failure of the Call Holder to deliver an Acceptance Notice and (iii) $0.0175.


           SECTION 5.02  Call Option Procedure.
                         ---------------------

             The Call Holder may exercise its Call Option by providing written notice to the Put Holder (the "Call Notice") at any time during any Call Exercise Period (the date of such notice being the "Call Exercise Date"). The Call Notice shall constitute an irrevocable offer by the Call Holder to exercise its Call Option and to purchase the Shares. Upon receipt of the Call Notice, the Put Holder shall be obligated to sell the Shares to the Call Holder pursuant to the terms of this Article V. The Call Notice shall specify the applicable Call Price and the aggregate price to be paid for the Shares. The Call Price shall be the applicable Call Price for the Call Exercise Period that includes the Call Exercise Date, regardless of when the Call Price is actually paid, and the aggregate price to be paid for the Shares shall be the applicable Call Price multiplied by the number of Shares.


           SECTION 5.03  Call Option Closing.
                         -------------------

              Completion of the sale and purchase of the Shares following the exercise of the Call Option shall take place no later than five Business Days after the Call Exercise Date thereof (the "Call Closing"). At the Call Closing and upon payment of the Call Price, the Put Holder shall deliver to the Call Holder or to one or more assignees or substitute purchasers designated by it, certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer.
 The Call Price for the Shares shall be payable to the Put Holder in cash in U.S. dollars by wire transfer of immediately available funds to an account or accounts, as appropriate, designated in writing by the Put Holder to the Call Holder not less than two Business Days prior to the Call Closing. Failure to pay the Call Price pursuant to this Section 5.03 shall be deemed an event of default under this Agreement.


                                 ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE PUT HOLDER


           The Put Holder hereby represents and warrants to the Call Holder as follows:


           SECTION 6.01  Organization, Authority and Qualification
                         -----------------------------------------

              The Put Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Put Holder, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Put Holder. This Agreement has been duly executed and delivered by the Put Holder, and this Agreement constitutes a legal, valid and binding obligation of the Put Holder enforceable against the Put Holder in accordance with its terms.


           SECTION 6.02  Ownership of the Shares and the Note.
                         ------------------------------------

           (a) The Put Holder is or will be at the time of the Put Closing or the Call Closing, as the case may be, the record and beneficial owner of the Shares, free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims or restrictions of any kind, including any restrictions on the voting or transfer thereof (the "Encumbrances"). Upon the sale of the Shares to the Call Holder pursuant to this Agreement, the Call Holder will own the Shares free and clear of all Encumbrances.

           (b) The Put Holder holds and owns the Note, free and clear of all Encumbrances. Upon the sale of the Debt to the Call Holder pursuant to this Agreement, the Call Holder will own the Debt purchased free and clear of all Encumbrances.


           SECTION 6.03  No Conflict.
                         -----------

              The execution, delivery and performance of this Agreement by the Put Holder at the time of any Put Closing or Call Closing, as the case may be, do not and will not (a) violate, conflict with or result in the breach of any of the Put Holder's organizational documents, (b) conflict with or violate any law, rule or regulation or Governmental Order applicable to the Put Holder or any of its assets, properties or businesses, or
 (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or the Debt or on any of the assets or properties of, or result in the creation of any rights with respect to the securities of, the Put Holder pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Put Holder is a party or by which any of the Shares or the Note or any of such assets or properties is bound or affected.


                                 ARTICLE VII

              REPRESENTATIONS AND WARRANTIES OF THE CALL HOLDER


           The Call Holder hereby represents and warrants to the Put Holder as follows:


           SECTION 7.01  Organization, Authority and Qualification.
                         -----------------------------------------

              The Call Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Call Holder, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Call Holder. This Agreement has been duly executed and delivered by the Call Holder, and this Agreement constitutes a legal, valid and binding obligation of the Call Holder enforceable against the Call Holder in accordance with its terms.


           SECTION 7.02  No Conflict.
                         -----------

              The execution, delivery and performance of this Agreement by the Call Holder do not and will not (a) violate, conflict with or result in the breach of any provision of the Call Holder's organizational documents,
 (b) conflict with or violate any law, rule or regulation or Governmental Order applicable to the Call Holder or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of, or result in the creation of any rights with respect to the securities of, the Call Holder pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Call Holder is a party or by which the Call Holder or any of such assets or properties is bound or affected.


           SECTION 7.03  Financing.
                         ---------

              The Call Holder has available, and will have available, at all times during the Put Exercise Period, all of the funds required to perform its obligations under this Agreement.


                                ARTICLE VIII

                     COVENANTS AND ADDITIONAL AGREEMENTS


           SECTION 8.01  DB Designees.
                         ------------

             Effective upon the satisfaction by Prime of all of the undertakings set forth in Section 5.1 of the Pledge Agreement and subject to the immediately following sentence of this Section 8.01, the Put Holder hereby (i) assigns its right under Section 2.1 of the Stockholders Agreement to designate three members of the Board to the Company (the "DB Designees Assignment") and (ii) shall cause Steve Roberts and Roderick Glen MacMullin to resign as members of the Board. If an Event of Default occurs, then, at the option of the Put Holder, the DB Designees Assignment shall cease and the Put Holder shall have the right under Section 2.1 of the Stockholders Agreement to designate three members of the Board until (i) the earlier of the satisfaction of the Call Holder's obligations under the Share Put Option and (ii) the satisfaction of the Call Holder's obligations under the Call Option, at which time the Put Holder shall irrevocably assign its right under Section 2.1 of the Stockholders Agreement to designate three members of the Board to the Company. For the avoidance of doubt, the nominees selected by the Company pursuant to this Section 8.01 shall be deemed DB Designees solely for the purposes of the Stockholders Agreement and for no other purposes.


           SECTION 8.02  Essar Designees.
                         ---------------

               If an Event of Default occurs, then the Call Holder shall, at the option of the Put Holder, assign its right under Section 2.1 of the Stockholders Agreement to designate three members of the Board to the Company (the "Essar Designees Assignment") and shall cause the then current Essar Designees to resign as members of the Board. The Essar Designees Assignment shall cease and the Call Holder shall have the right under Section 2.1 of the Stockholders Agreement to designate three members of the Board when such Event of Default ceases to be in effect (it being understood that an Event of Default will cease to be in effect for purposes of this Section 8.02 upon the satisfaction in full of all of the Call Holder's monetary obligations hereunder either with cash or through exercise of the collateral under the Pledge Agreement) . For the avoidance of doubt, the nominees selected by the Company pursuant to this Section 8.02 shall be deemed Essar Designees solely for the purposes of the Stockholders Agreement and for no other purposes.


           SECTION 8.03  Stockholders Agreement Amendment.
                         --------------------------------

             The Put Holder and the Call Holder agree to be party to and to execute such amendments to the Stockholders Agreement (or a restated and amended Stockholders Agreement, as the case may be) as may be necessary (a) to memorialize the Put Holder's and the Call Holder's agreement to assign their right to designate any members of the Board to the Company pursuant to Sections 8.01 and 8.02 hereof and (b) to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.


           SECTION 8.04  Adjustment of Shares; Adjustment of Purchase Price.
                         --------------------------------------------------

            If the Company, at any time while this Agreement is in effect, shall change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any class or classes by reclassification (including any combination, exchange or subdivision of such securities) or by way of dividend or distribution, or otherwise, the purchase rights hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been deliverable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such reclassification or other change and the applicable exercise price therefor shall be appropriately adjusted.


           SECTION 8.05  Put Holder's Prohibition on Trading.
                         -----------------------------------

           Except as otherwise provided for in Section 5.01(c) of this Agreement, the Put Holder covenants and agrees that from the date hereof and until the termination of the Call Exercise Period none of the Put Holder, any of its Affiliates or any Person acting at the instruction of or in concert with the Put Holder will sell, transfer or otherwise dispose of the Shares without the express written consent of the Call Holder, which consent may be granted or withheld in the sole discretion of the Call Holder. Furthermore, none of the Put Holder, any of its Affiliates or any Person acting at the instruction of or in concert with the Put Holder will sell, transfer or dispose of any of the Common Stock acquired by the Put Holder upon the exercise of the Warrants which are not subject to the Share Put Option until the earlier of: (a) the Share Put Option or the Call Option having been exercised pursuant to the terms of this Agreement and (b) January 1, 2006. For the avoidance of doubt, nothing in this Section 8.05 shall be construed to prevent Deutsche Bank AG or its Affiliates from acquiring, holding, disposing or selling any of the publicly traded shares of the Company, other than the Shares and the Common Stock acquired by the Put Holder upon the exercise of the Warrants which are not subject to the Share Put Option.


           SECTION 8.06  Call Holder's Prohibition on Trading.
                         ------------------------------------

              The Call Holder covenants and agrees that from the date hereof and until the termination of the Call Exercise Period none of the Call Holder, any of its Affiliates or any Person acting at the instruction of or in concert with the Call Holder will sell, transfer or otherwise dispose of any shares of the Common Stock without the express written consent of the Put Holder, which consent may be granted or withheld in the sole discretion of the Put Holder.


           SECTION 8.07  Affiliate Transactions.
                         ----------------------

              The Call Holder and the Put Holder mutually hereby covenant and agree not to, and to cause each of their respective Affiliates not to, engage in any transaction with the Company or any subsidiary or Affiliate of the Company unless each such transaction is on terms no less favorable to the Company than could be obtained on an arm's length, commercially reasonable basis from unrelated parties.


           SECTION 8.08  Listing Requirement.
                         -------------------

              The Call Holder covenants and agrees that none of the Call Holder, any of its Affiliates or any Person acting at the instruction of or in concert with the Call Holder shall take any action nor shall they cause the Company to take any action that would cause the delisting of the Common Stock from the applicable stock exchange(s) under which such Common Stock is listed or the deregistration of the Common Stock currently registered pursuant to the securities laws of the United States.


           SECTION 8.09  Further Action.
                         --------------

              Each of the Put Holder and the Call Holder shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, do or be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement and the Pledge Agreement as promptly as practicable after the date hereof.


                                 ARTICLE IX

                                 TERMINATION


           SECTION 9.01  Termination
                         -----------

           (a) This Agreement may be terminated at any time by the written consent of the Put Holder and the Call Holder.

           (b) This Agreement shall automatically terminate upon the expiration of the Share Put Exercise Period, provided that no Put Option or Call Option has been exercised.

           (c) In the event of a termination of this Agreement, this Agreement shall forthwith become void and have no effect without any liability or obligation on the part of any party hereto, provided that nothing in this Section 9.01(c) shall relieve a party from liability for fraud or a willful breach of this Agreement and such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach.


                                  ARTICLE X

                                MISCELLANEOUS


           SECTION 10.01  Severability.
                          ------------

              If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.


           SECTION 10.02  Survival of Representations and Warranties and
                          ----------------------------------------------
                          Covenants
                          ---------

              The representations and warranties of the Call Holder and the Put Holder as provided in Articles VI and VII, respectively, and the covenants of the Put Holder and the Call Holder under Sections 8.01, 8.02 and 8.03, shall survive any Put Closing or Call Closing, as the case may be, until the expiration of the applicable statute of limitations.


           SECTION 10.03  Regulatory and Other Authorizations; Notices and
                          ------------------------------------------------
                          Consents
                          --------

             Each of the Put Holder and the Call Holder agrees to use reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other in promptly seeking to obtain all such authorizations, consents, orders and approvals.


           SECTION 10.04  Specific Performance.
                          --------------------

              The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


           SECTION 10.05  Entire Agreement.
                          ----------------

              This Agreement (and any agreements entered into by the Call Holder and Put Holder pursuant to Article IV) constitutes the entire agreement between the Call Holder and the Put Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Call Holder and the Put Holder with respect to the subject matter hereof.


           SECTION 10.06  Amendment; Waiver
                          -----------------

           (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Put Holder and the Call Holder or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 10.07  Governing Law.
                          -------------

             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws requiring the application of the law of another state. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.


           SECTION 10.08  Expenses
                          --------

              All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.


           SECTION 10.09  Notices.
                          -------

              All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.09):

           (a)  if to the Call Holder

                Essar Global Limited
                c/o Essar Group
                145 E. 48th Street
                New York, NY 10017
                Fax: 212-758-5860
                Attention: Madhu S. Vappuluri

      with copy to:
                McGuire, Craddock & Strother, P.C.
                3550 Lincoln Plaza
                500 North Akard
                Dallas, Texas 75201
                Attention: Steven D. Davidson

           (b)  if to the Put Holder:

                DB Advisors, L.L.C.
                280 Park Avenue
                New York, NY 10017
                Fax: 212-797-4562
                Attention: Counsel

      with copy to:
                Shearman & Sterling LLP
                599 Lexington Avenue
                New York, NY 10022-6069
                Fax: 212-848-7179
                Attention: Stephen M. Besen

      with copy to:
                Deutsche Bank AG
                c/o DB Advisors, L.L.C.
                280 Park Avenue
                New York, NY 10017
                Fax: 212-454-0969
                Attention: Paul Bigler


           SECTION 10.10  Public Announcements.
                          --------------------

              Except as may be required by applicable domestic or foreign statute, law (including common law), ordinance, rule or regulation, obligation pursuant to any listing agreement with or rule of any applicable stock exchange, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consultation of the other party, and the parties shall provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transaction and shall not issue any such press release or make any such public statement prior to such consultation.


           SECTION 10.11  Headings
                          --------

              The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


           SECTION 10.12  Assignment
                          ----------

              Neither this Agreement, nor any right, obligation or interest hereunder may be assigned or otherwise transferred or disposed of, whether by operation of law, security or otherwise, without, in the case of an assignment by the Call Holder, the written consent of the Put Holder
 (which consent may be granted or withheld in the sole discretion of the Put Holder), and in the case of an assignment by the Put Holder, the written consent of the Call Holder (which consent may be granted or withheld in the sole discretion of the Call Holder); provided, that the Put Holder may assign its rights under this Agreement to an Affiliate and the Call Holder may assign its rights to purchase under this Agreement to an Affiliate (it being agreed that no such assignment shall relieve the assignor from any of its obligations under this Agreement).


           SECTION 10.13  No Third Party Beneficiaries.
                          ----------------------------

              This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and its successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.


           SECTION 10.14  Time of Essence.
                          ---------------

              Time shall be of the essence in performing any party's obligations hereunder.


           SECTION 10.15  Counterparts.
                          ------------

              This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 [Remainder of page intentionally left blank]


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

                               DEUTSCHE BANK AG - LONDON
                               By DB ADVISORS, L.L.C. as Investment Advisor



                               By: /s/ Roger Ehrenberg
                                   -----------------------------------------
                                   Name:  Roger Ehrenberg
                                   Title: President & CEO


                               By: /s/ Jon Hitchon
                                   -----------------------------------------
                                   Name:  Jon Hitchon
                                   Title: COO - Managing Director



                               ESSAR GLOBAL LIMITED


                               By: /s/ Madhu S. Vuppuluri
                                   -----------------------------------------
                                   Name:  Madhu S. Vuppuluri
                                   Title: Executive Director